Exhibit 99.1

BioCardia Announces Pricing of Upsized $7.2 Million Public Offering Priced At-The-Market Under Nasdaq Rules

Sunnyvale, Calif. – August 30, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today the pricing of its upsized public offering with participation from management and directors, institutional investors, and certain existing investors of the Company for the purchase and sale of 2,400,000 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 2,400,000 shares of common stock at a combined offering price of $3.00 per share and accompanying warrant, priced at-the-market under Nasdaq rules. The company expects to receive aggregate gross proceeds of $7.2 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $3.00 per share, will be exercisable immediately and will expire five years from the issuance date.

The closing of the offering is expected to occur on September 3, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, advancing our investigational biotherapeutic candidates and our biotherapeutic delivery partnering business.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-281448) previously filed with the Securities and Exchange Commission ("SEC") which was declared effective on August 29, 2024, and an additional registration statement on Form S-1 filed pursuant to Rule 462(b), which was filed on August 29, 2024, and became effective upon filing. This offering is being made only by means of a prospectus forming part of the effective registration statements. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioCardia:

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the Company’s offering of securities and the use of proceeds from such offering. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release as a result of one or more risk factors. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120